EXHIBIT
                                   Item 23 (j)

                    Consent of Independent Public Accountants




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(Logo) McCurdy                                                27955 Clemens Road
& Associates                                                Westlake, Ohio 44145
CPA's, Inc.                                                Phone: (440) 835-8500
                                                             Fax: (440) 835-1093
[GRAPHIC OMITTED]

CERTIFIED PUBLIC ACCOUNTANTS





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to all references made to us in this Pre-Effective Amendment No. 1 to Lindbergh Funds' Registration Statement on Form N-1A.


/S/ MCCURDY & ASSOCIATES CPA'S, INC.

McCurdy & Associates CPA'S, Inc.
September 13, 1999